NEWS RELEASE

Contact:     Wendy S. Schmucker

                  Senior Vice President, Secretary and Treasurer

                  724-537-9923

For Immediate Release

COMMERCIAL NATIONAL ANNOUNCES PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING

LATROBE, PA, June 16, 2004 - Commercial National Financial Corporation (NASDAQ:CNAF), parent company of Commercial Bank of Pennsylvania, Commercial National Insurance Services, Inc., and Highview Trust Company, announced that on June 15, 2004 its board of directors approved a proposal to amend its Articles of Incorporation to eliminate cumulative voting for the election of directors.  The board of directors intends to submit the proposed amendment to the shareholders for approval at a special meeting of the shareholders that is scheduled to be held on or about September 21, 2004.

The board of directors strongly believes that the “one share, one vote” or straight voting method of electing directors results in a more efficient board where each director represents the interests of all shareholders.

In addition to Latrobe where it is headquartered, the company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, Norwin, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. Commercial Bank also serves its customer base from an Internet banking site (www.cbthebank.com ) and an automated TouchTone Teller banking system. The company operates a trust company, Highview Trust Company, headquartered in Greensburg, Pennsylvania.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the company, and the company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.